                                                                   EXHIBIT 10.35

                                                                 GOLDENDALE (WA)

After Filing Return To:

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
Attn: Ane C. Priester

                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                      FIXTURE FILING AND SECURITY AGREEMENT

GRANTOR(S):

      1.    CALPINE CORPORATION

      | |   Additional names on page _____ of document

GRANTEE(S):

      1.    THE BANK OF NEW YORK

      2.    CHICAGO TITLE INSURANCE COMPANY, as Trustee

      | |   Additional names on page _____ of document

ABBREVIATED LEGAL DESCRIPTION (lot, block and plat name, or section-township-range):

            1.    S 1/2 SE 1/4 12-3N-R15E
                  N 1/2 NE 1/4 13-3N-R15E

            2.    S 1/2 7-3N-R16E

            3.    N 1/2 SE 1/4 , and SE 1/4 NE 1/4 12-3N-15E

            4.    SW 1/4 SE 1/4 20-4N-R16E

            5.    N 1/2 NE 1/4 NE 1/4 NW 1/4 N 1/2 SE 1/4 NE 1/4 29-4N-R16E.

      |X|   Additional legal description is on Schedule A

ASSESSOR'S PROPERTY TAX PARCEL ACCOUNT NUMBER(S):

            04-16-2034-000/100; 04-16-2033-0001/00; 04-16-2040-002/00

REFERENCE NUMBERS OF DOCUMENTS ASSIGNED OR RELEASED (IF APPLICABLE):

      | |   Additional reference numbers on page _____ of document

NOTICE: Certain of the Secured Debt Documents evidence revolving credits, and within the amount and time specified in such documents, Grantor may borrow, repay and reborrow sums thereunder.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE 1 - DEFINITIONS ..........................................................................       4

   1.1   DEFINED TERMS ...........................................................................       4
   1.2   ACCOUNTING TERMS ........................................................................       6

ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS .....................................................       6

   2.1   GRANTOR PERFORMANCE OF SECURED DEBT DOCUMENTS ...........................................       6
   2.2   GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES .......................................       7
   2.3   COMPLIANCE WITH LEGAL REQUIREMENTS ......................................................       7
   2.4   INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS ....       7
   2.5   ASSIGNMENT OF RENTS .....................................................................       8
   2.6   [RESERVED.] .............................................................................       9
   2.7   EXPENSES ................................................................................       9
   2.8   BENEFICIARY ASSUMES NO OBLIGATIONS ......................................................       9
   2.9   FURTHER ASSURANCES ......................................................................       9
   2.10  ACTS OF GRANTOR .........................................................................      10
   2.11  AFTER-ACQUIRED PROPERTY .................................................................      10
   2.12  ENCUMBERED PROPERTY .....................................................................      10
   2.13  POWER OF ATTORNEY .......................................................................      10
   2.14  COVENANT TO PAY .........................................................................      10
   2.15  SECURITY AGREEMENT ......................................................................      11

ARTICLE 3 - REMEDIES .............................................................................      12

   3.1   PROTECTIVE ADVANCES .....................................................................      12
   3.2   INSTITUTION OF EQUITY PROCEEDINGS .......................................................      12
   3.3   BENEFICIARY'S POWER OF ENFORCEMENT ......................................................      12
   3.4   BENEFICIARY'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME ..............      14
   3.5   SEPARATE SALES ..........................................................................      15
   3.6   WAIVER OF APPRAISEMENT, MORATORIUM, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS ......      15
   3.7   RECEIVER ................................................................................      16
   3.8   SUITS TO PROTECT THE ENCUMBERED PROPERTY ................................................      16
   3.9   PROOFS OF CLAIM .........................................................................      16
   3.10  GRANTOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF
         MONIES BY BENEFICIARY ...................................................................      17
   3.11  DELAY OR OMISSION; NO WAIVER ............................................................      17
   3.12  NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER ..............................................      17
   3.13  DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED .............................      18
   3.14  REMEDIES CUMULATIVE .....................................................................      18
   3.15  INTEREST AFTER EVENT OF DEFAULT .........................................................      18
   3.16  FORECLOSURE; EXPENSES OF LITIGATION .....................................................      18
   3.17  DEFICIENCY JUDGMENTS ....................................................................      19
   3.18  WAIVER OF JURY TRIAL ....................................................................      19
   3.19  EXCULPATION OF BENEFICIARY ..............................................................      19

ARTICLE 4 - GENERAL ..............................................................................      20

   4.1   DISCHARGE ...............................................................................      20
   4.2   NO WAIVER ...............................................................................      20
   4.3   EXTENSION, REARRANGEMENT OR RENEWAL OF OBLIGATIONS ......................................      20
   4.4   FORCIBLE DETAINER .......................................................................      20

   4.5   WAIVER OF STAY OR EXTENSION .............................................................      21
   4.6   NOTICES .................................................................................      21
   4.7   SEVERABILITY ............................................................................      21
   4.8   APPLICATION OF PAYMENTS .................................................................      21
   4.9   GOVERNING LAW ...........................................................................      21
   4.10  AMENDMENTS ..............................................................................      22
   4.11  SUCCESSORS AND ASSIGNS ..................................................................      22
   4.12  RENEWAL, ETC ............................................................................      22
   4.13  FUTURE ADVANCES .........................................................................      22
   4.14  LIABILITY ...............................................................................      22
   4.15  SUCCESSOR TRUSTEE .......................................................................      23
   4.16  ACTIONS OR ADVANCES BY BENEFICIARY OR TRUSTEE ...........................................      23
   4.17  SEVERABILITY AND COMPLIANCE WITH USURY LAW ..............................................      23
   4.18  RELEASE OF COLLATERAL ...................................................................      24
   4.19  TIME OF THE ESSENCE .....................................................................      24
   4.20  COUNTERPART EXECUTION ...................................................................      24
   4.21  WAIVER OF GRANTOR'S RIGHTS ..............................................................      24
   4.22  ATTORNEYS' FEES .........................................................................      25
   4.23  FIXTURE FILING UNDER UNIFORM COMMERCIAL CODE ............................................      25

                                                                 GOLDENDALE (WA)

                          DEED OF TRUST, ASSIGNMENT OF
                  RENTS, FIXTURE FILING AND SECURITY AGREEMENT

      This DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, dated as of July 16, 2003 (this "Deed of Trust") by CALPINE CORPORATION, a Delaware corporation, successor by merger to Goldendale Energy, Inc., a Washington corporation ("Grantor"), whose address is 50 West San Fernando Street, San Jose, CA 95113, to CHICAGO TITLE INSURANCE COMPANY, whose address is 701 Fifth Avenue, Suite 1800, Seattle, WA 98104 ("Trustee"), in favor of THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Collateral Trustee under the Collateral Trust Agreement dated July 16, 2003 (the "Collateral Trust Agreement") among Grantor, the 2007 Trustee, the 2010 Trustee, the 2013 Trustee, Credit Agreement Agent and Term Loan Administrative Agent ("Beneficiary"), whose address is 101 Barclay Street, New York, New York 10286. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement.

                                    Recitals

            A. Grantor has entered into an Amended and Restated Credit Agreement dated as of July 16, 2003 (the "Credit Agreement") among, inter alia, Grantor, the Lenders referred to therein and The Bank of Nova Scotia as Administrative Agent, relating to a $500,000,000 senior secured credit facility, made available in the form of revolving loans and term loans, including letters of credit issued thereunder.

            B. Grantor has (a) issued $500,000,000 in aggregate principal amount of Second Priority Senior Floating Rate Secured Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between Grantor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issued $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Fixed Rate Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between Grantor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issued $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Fixed Rate Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between Grantor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrowed $750,000,000 in Term Loans (the "Term Loans") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between Grantor and Goldman Sachs Credit Partners L.P., as

Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent").

            C. As permitted pursuant to the Secured Debt Documents, Grantor may incur future debt which could, together with the obligations under the Credit Agreement, constitute Priority Lien Debt and Grantor may incur future debt which could, together with the 2007 Notes, the 2010 Notes, the 2013 Notes and the Term Loans, constitute Parity Lien Debt, provided that the aggregate amount of the Secured Debt to be secured hereby shall not exceed $4,200,000,000. Grantor intends to secure the obligations, including the obligations (a) under the Credit Agreement and any future Priority Lien Debt, equally and ratably, on a priority basis, and, (b) subject to such priority, under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt equally and ratably, with liens and security interests in, among other collateral, the Encumbered Property under the Existing Deed of Trust, as contemplated in the Collateral Trust Agreement.

            D. Grantor (i) is the owner of the interests in the lands described in Exhibit A attached hereto and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures located on the lands described in Exhibit A and is executing and delivering this instrument in order to secure its Obligations (as defined below).

                                    Agreement

      NOW THEREFORE, to secure the full performance and prompt and complete payment and performance when and as due and payable of all of the obligations and liabilities of Grantor to Beneficiary, by acceleration or otherwise, arising out of or in connection with the Credit Agreement, the 2007 Indenture, the 2010 Indenture, the 2013 Indenture, the Term Loan Agreement and the obligations of Grantor set forth herein (collectively, the "Obligations") and in consideration of the covenants herein and therein, Grantor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set-over and confirm unto Trustee, in trust with power of sale, for the use and benefit of Beneficiary, all of Grantor's estate, right, title, interest, property, claim and demand, now or hereinafter arising, in and to the following property and rights (herein collectively called the "Encumbered Property"):

            (a) Grantor's interest in the lands and premises more particularly described in Exhibit A hereto (the "Site").

            (b) any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the Site or as a means of access thereto, all easements for ingress and egress and easements for water, natural gas and sewage pipelines, running in favor of Grantor, or appurtenant to the Site, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same (including, without limitation, the easements, leases, licenses and other instruments described in Exhibit B hereto) (collectively, the "Easements"; and the Site and the Easements collectively referred to herein as the "Real Property");

            (c) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property, including the Project (collectively, the "Improvements");

            (d) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Grantor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property and/or the Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by applicable law (all of the foregoing being hereinafter collectively called the "Equipment");

            (e) all raw materials, work in process and other materials used or consumed in the construction of, or now or hereafter located on or used in connection with, the Real Property, the Improvements and/or the Equipment, (including, without limitation, fuel and fuel deposits, now or hereafter located on the Real Property or elsewhere or otherwise owned by Grantor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible Collateral");

            (f) all rights, powers, privileges and other benefits of Grantor (to the extent assignable) now or hereafter obtained by Grantor and/or from any Governmental Authority, including, without limitation, permits issued in the name of Grantor, governmental actions relating to the ownership, operation, management and use of the Real Property, Improvements, Equipment or Tangible Collateral, the development and financing of the Project, the Improvements and the Equipment, and any improvements, modifications or additions thereto;

            (g) all the lands and interests in lands, tenements and hereditaments hereafter acquired by Grantor in connection with or appurtenant to the Real Property and/or any other property or rights subject to the lien hereof, including (without limitation) all interests of Grantor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Grantor thereunder;

            (h) any and all other property in any way associated or used in connection with or appurtenant to the Real Property, Improvements, Equipment or Tangible Collateral that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Grantor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, being hereby collaterally assigned to Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Grantor, as fully as if such property were now owned by Grantor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and Trustee and Beneficiary are hereby authorized to receive any and all such property as and for additional security hereunder; and

            (i) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Deed of Trust.

      Notwithstanding the foregoing, the Encumbered Property shall not include that certain turbine on the Site that is encumbered by the Siemans' lien as of the date hereof.

      TO HAVE AND TO HOLD the said Encumbered Property, whether now owned or held or hereafter acquired, unto Beneficiary, its successors and assigns, pursuant to the provisions of this Deed of Trust.

      IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security title, security interest or estate created by this Deed of Trust to secure the payment of the Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest (other than superior Permitted Liens) heretofore, contemporaneously or subsequently suffered or granted by Grantor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Deed of Trust Property is to be held, dealt with and disposed of by Beneficiary, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Deed of Trust.

      PROVIDED ALWAYS, that upon payment in full of the Obligations in accordance with the terms and provisions hereof and of the other Secured Debt Documents and the observance and performance by Grantor of its covenants and agreements set forth herein and therein, then this Deed of Trust and the estate hereby and therein granted shall be cancelled and surrendered and shall be reconveyed as provided herein below.

                            ARTICLE 1 - DEFINITIONS

      1.1 DEFINED TERMS. 11 Capitalized terms used in this Deed of Trust and not otherwise defined herein shall have the meanings assigned to them in the Collateral Trust Agreement. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Deed of Trust, the following definitions shall apply:

            "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

            "Default Rate" has the meaning ascribed to it in the Secured Debt Documents.

            "Easements" has the meaning ascribed to it in the Granting Clauses.

            "Encumbered Property" has the meaning ascribed to it in the Granting Clauses.

            "Equipment" has the meaning ascribed to it in the Granting Clauses.

            "Event of Default" means an Actionable Default as defined under the Collateral Trust Agreement.

            "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

            "Improvements" has the meaning ascribed to it in the Granting
Clauses.

            "Legal Requirements" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Grantor, or the Encumbered Property, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) Grantor's presently or subsequently effective Organic Documents, (iii) any and all Leases,
(iv) any and all leases and other contracts (written or oral) of any nature to which Grantor, or the Encumbered Property may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Encumbered Property.

            "Obligations" has the meaning ascribed to it in the Granting
Clauses.

            "Organic Documents" means the Articles of Incorporation, Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

            "Permitted Lien" means the liens, easements, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters (if any) as permitted in the Secured Debt Documents.

            "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Encumbered Property; (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Encumbered Property and all rights and remedies of whatever kind or nature Grantor may hold or acquire for the purpose of securing or enforcing any obligation due Grantor thereunder.

            "Project" means that certain power generating facility located on the Real Property.

            "Real Property" has the meaning ascribed to it in the Granting Clauses.

            "Secured Debt Documents" has the meaning ascribed to it in the Collateral Trust Agreement.

            "Site" has the meaning ascribed to it in the Granting Clauses.

            "State" means that state in which the Site is located.

            "Tangible Collateral" has the meaning ascribed to it in the Granting Clauses.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Washington, and the terms "Accounts," "Account Debtor, "As Extracted Collateral," "Chattel Paper," "Contract Rights," "Deposit Accounts," "Documents," "Electronic Chattel Paper," "General Intangibles," "Goods," "Equipment," "Fixtures," "Inventory," "Instruments," and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

      1.2 ACCOUNTING TERMS. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

                  ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS

      2.1 GRANTOR PERFORMANCE OF SECURED DEBT DOCUMENTS. Grantor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Secured Debt Documents and shall promptly pay, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Grantor under this Deed of Trust and the other Secured Debt Documents at the time and in the manner provided in the Secured Debt Documents.

      2.2 GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES. Grantor, to the best of its knowledge, represents, covenants and warrants that as of the date hereof: (a) Grantor has good and marketable title to that portion of the Real Property which constitutes real property interests free and clear of all encumbrances except Permitted Liens with respect to the Site, and other matters which, individually and in the aggregate, do not have a materially adverse effect upon the ownership or operation of the Site; (b) Grantor has the right to hold, occupy and enjoy its interest in the Real Property and has good right, full power and lawful authority to grant the same as provided herein, and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Real Property in accordance with the terms hereof; (c) except as otherwise discussed in the Secured Debt Documents, all costs arising from construction of any improvements, the performance of any labor and the purchase of all Encumbered Property have been or shall be paid when due; (d) the Site has access for ingress and egress to dedicated street(s); (e) the Encumbered Property is not used principally for agricultural purposes; and (f) no material part of the Encumbered Property has been damaged, destroyed, condemned or abandoned.

      2.3 COMPLIANCE WITH LEGAL REQUIREMENTS. Grantor shall promptly comply in all material respects with all Legal Requirements relating to its use and occupancy of the Encumbered Property, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Encumbered Property.

      2.4 INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS.

            2.4.1 Grantor shall carry with financially sound and reputable insurance companies and in amounts as is customary in the industry or as otherwise required pursuant to the Secured Debt Documents, the following insurance: (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Grantor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in, the same general areas in which the Encumbered Property, is located, insurance in respect of the Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of revenues) with limits and sublimits as appropriate; provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) name Beneficiary as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds from property insurance policies will be payable to Beneficiary as its interest may appear, which proceeds are hereby assigned to Beneficiary, it being agreed by Grantor that such payments shall be applied A) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Encumbered Property, or B) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, in accordance with the provisions of the Collateral Trust Agreement, either for the above stated purpose or toward the payment of the Indebtedness; (ii) the coverage of Beneficiary shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Grantor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, materially endorsed, materially altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer, their authorized representative or Grantor shall have first given Beneficiary and each Secured Debt Representative thirty (30) days prior written notice thereof; and (iv) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or re-issuance and such payments shall be accepted by the insurer to prevent the same. Beneficiary shall be furnished with a certificate evidencing such coverage in form and content as are customary in the industry. All policies to be maintained under this Deed of Trust are to be issued on forms and by companies and with endorsements as are customary in the industry. Grantor shall maintain insurance in an amount sufficient to prevent Grantor from becoming a co-insurer under any policy required hereunder. If Grantor fails to maintain the level of insurance required under this Deed of Trust, then Grantor shall and hereby agrees to indemnify Beneficiary to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

            2.4.2 All insurance proceeds and all eminent domain proceeds shall be paid and/or shall be applied in accordance with the provisions of the Secured Debt Documents.

      2.5 ASSIGNMENT OF RENTS. Grantor unconditionally and absolutely assigns to Beneficiary all of Grantor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the Encumbered Property, together with all guarantees, modifications, extensions and renewals thereof; and all rents, issues, profits, income and proceeds due or to become due from tenants of the Encumbered Property (the "Leases"), including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits) of tenants thereunder. This is an absolute assignment to Beneficiary and not an assignment as security for the performance of the obligations under the Secured Debt Documents, or any other indebtedness. Subject to the provisions of herein below, Beneficiary shall have the right, power and authority to, but shall not be obligated to: notify any person that the Leases have been assigned to Beneficiary and that all rents and other obligations are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Encumbered Property; settle compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any rents or other obligations under the Leases; enforce payment of rents and other rights under the Leases, prosecute any action or proceeding , and defend against any claim with respect to rents and Leases; enter upon, take possession of and operate the Encumbered Property; lease all or any part of the Encumbered Property; and/or perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Beneficiary's request, Grantor shall deliver a copy of this Deed of Trust to each tenant under a Lease. Grantor irrevocably directs any tenant, without any requirement for notice to or consent by Grantor, to comply with all demands of Beneficiary under this Section 2.5 and to turn over to Beneficiary on demand all rents which it receives. Beneficiary shall have the right, but not the obligation, to use and apply all rents received hereunder in such order and such manner as Beneficiary may determine in accordance with the Collateral Trust Agreement. Notwithstanding that this is an absolute assignment of the rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the rents and Leases, Beneficiary grants to Grantor a revocable license to collect and receive the rents and to retain, use and enjoy such rents. Such license may be revoked by Beneficiary only upon the occurrence of any Event of Default. Grantor shall apply any rents which it receives to the payment due under the Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Encumbered Property, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

      2.6 [Reserved.]

      2.7 EXPENSES. Grantor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Encumbered Property, or Grantor's use, occupancy, or operation of the Encumbered Property in accordance with the Collateral Trust Agreement.

      2.8 BENEFICIARY ASSUMES NO OBLIGATIONS. It is expressly agreed that, anything herein contained to the contrary notwithstanding, Grantor shall remain obligated under all agreements which are included in the definition of "Encumbered Property" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Beneficiary, Trustee nor any of the Secured Debtholders shall have any obligation or liability with respect to such obligations of Grantor, nor shall Beneficiary, Trustee or any of the Secured Debtholders be required or obligated in any manner to perform or fulfill any obligations or duties of Grantor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Beneficiary hereunder or to which Beneficiary or the Secured Debtholders may be entitled at any time or times.

      2.9 FURTHER ASSURANCES. Grantor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be required pursuant to the Collateral Trust Agreement and/or any Secured Debt Document, in order to perfect and continue the lien and security interest granted hereby and to enable Beneficiary to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Grantor shall keep the Encumbered Property free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, Grantor shall execute and record or file this Deed of Trust and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as may be required pursuant to the Collateral Trust Agreement and/or any Secured Debt Document, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Grantor hereby authorizes Beneficiary to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Encumbered Property necessary to preserve or protect the lien and security interest granted hereby without the signature of Grantor where permitted by law.

      2.10 ACTS OF GRANTOR. Except as provided in or permitted by the Secured Debt Documents, Grantor hereby represents and warrants that it has not granted, mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not grant, mortgage, hypothecate, assign or pledge, so long as this Deed of Trust shall remain in effect, any of its right, title or interest in and to the Encumbered Property or any part thereof, other than Permitted Liens, to anyone other than Beneficiary.

      2.11 AFTER-ACQUIRED PROPERTY. Any and all of the Encumbered Property which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Grantor or Beneficiary, become and be subject to the lien and security interest of this Deed of Trust as fully and completely as though specifically described herein, but nothing contained in this Section
2.11 shall be deemed to modify or change the obligations of Grantor under
Section 2.9 hereof. If and whenever from time to time Grantor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Encumbered Property hereunder, Grantor shall promptly give notice thereof to Beneficiary and Grantor shall forthwith execute, acknowledge and deliver to Beneficiary a supplement to this Deed of Trust subjecting the property so acquired to the lien of this Deed of Trust.

      2.12 ENCUMBERED PROPERTY. Grantor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Encumbered Property, in all material respects.

      2.13 POWER OF ATTORNEY. Grantor does hereby irrevocably constitute and appoint Beneficiary, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Grantor and in the name, place and stead of Grantor or in Beneficiary's own name, for so long as any of the Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Grantor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Grantor itself could do and file any claim or take any action or proceeding, either in its own name or in the name of Grantor or otherwise, as are necessary or appropriate to protect and preserve the right, title and interest of Beneficiary in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Beneficiary shall not exercise such rights unless an Event of Default has occurred and is continuing.

      2.14 COVENANT TO PAY. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Beneficiary's interest hereunder in the Encumbered Property or result in personal injury, then Beneficiary, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as Beneficiary reasonably shall deem advisable. To the extent provided in the Secured Debt Documents, all sums, including, without limitation, reasonable attorneys fees, so expended or incurred by Beneficiary by reason of the default of Grantor, or by reason of the bankruptcy or insolvency of Grantor, as well as, without limitation, sums expended or incurred to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any rights of Beneficiary hereunder, or to recover any of the Obligations, or to complete construction of the Project for which the Secured Debt Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Encumbered Property, or premiums for insurance of the Encumbered Property, shall be entitled to the benefit of the lien on the Encumbered Property as of the date of the recording of this Deed of Trust, shall be deemed to be added to and be part of the Obligations secured hereby, whether or not the result thereof causes the total amount of the Obligations to exceed the stated amount set forth in the second introductory paragraph of this Deed of Trust, and shall be repaid by Grantor as provided in the Secured Debt Documents.

      2.15 SECURITY AGREEMENT.

            2.15.1 This Deed of Trust shall also be a security agreement between Grantor and Beneficiary covering the Encumbered Property constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the UCC in effect in the State as the same may be more specifically set forth in any financing statement delivered in connection with this Deed of Trust, and as further security for the payment and performance of the Obligations, Grantor hereby grants to Beneficiary a security interest in such portion of the Encumbered Property to the full extent that the Encumbered Property may be subject to the UCC. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the UCC. Grantor shall execute and deliver to Beneficiary all financing statements and such further assurances that may be required to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Beneficiary's security interests, and Grantor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the Secured Debt Documents, if Beneficiary should dispose of any of the Encumbered Property comprising the UCC Collateral pursuant to the UCC, ten (10) days prior written notice by Beneficiary to Grantor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the UCC. Beneficiary may, but shall not be obligated to, from time to time execute and deliver at Grantor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Grantor and Beneficiary. Except as otherwise provided in the Secured Debt Documents, if an Event of Default shall occur and is continuing, (a) Beneficiary, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures as may be necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Beneficiary, Grantor shall at its expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Beneficiary in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

            2.15.2 Grantor agrees, to the extent permitted by law, that: (i) all or a part of the Encumbered Property are or are to become fixtures; and (ii) the address of Grantor is as set forth on the first page of this Deed of Trust.

                              ARTICLE 3 - REMEDIES

      3.1 PROTECTIVE ADVANCES. If an Event of Default shall have occurred and is continuing, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Grantor's obligations, or imposing any obligation on Beneficiary, Beneficiary may, but shall not be obligated to, either advance any amount owing or perform any or all actions as may be necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

      3.2 INSTITUTION OF EQUITY PROCEEDINGS. If an Event of Default occurs and is continuing, Beneficiary may, but shall not be obligated to, institute an action, suit or proceeding in equity for specific performance of this Deed of Trust or any other Secured Debt Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

      3.3 BENEFICIARY'S POWER OF ENFORCEMENT.

            3.3.1 If an Event of Default shall have occurred, Beneficiary may, but shall not be obligated to, cause Trustee to sell, in accordance with the applicable law of the state in which the Encumbered Property or any part of the Encumbered Property is situated, the Encumbered Property or any part of the Encumbered Property at public sale or sales before the door of the courthouse of the county in which the Encumbered Property or any part of the Encumbered Property is situated, to the highest bidder for cash, in order to pay the indebtedness secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys' fees actually incurred, after advertising the time, place and terms of the sale. Trustee shall deliver to the purchaser at the sale of the Site, its deed, without warranty, which shall convey to the purchaser the interest in the Site which Grantor had or had the power to convey at the time of its execution of this Deed of Trust, or such as it may have acquired thereafter. The Trustee's deed shall recite the facts showing that the sale was conducted in compliance with all the requirements of law and this Deed of Trust, which recital shall be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value. The power of sale conferred by this Deed of Trust and by applicable law is not an exclusive remedy, and when not being exercised, Beneficiary may, but shall not be obligated to, foreclose this Deed of Trust as a mortgage and Grantor shall pay all costs incurred by Beneficiary in any suit, or appeal therefrom, brought by Beneficiary to foreclose this Deed of Trust, including without limitation costs of guaranty of title and reasonable attorneys' fees. Trustee is not obligated to notify any party hereto of a pending sale under any other deed of trust or of any action or proceeding in which Grantor, Trustee or Beneficiary shall be a party, unless such action or proceeding is brought by Trustee. In the event of any such foreclosure sale by Trustee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

            3.3.2 Beneficiary may cause Trustee to adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary, without further notice or publication, may cause Trustee to make such sale at the time and place to which the same shall be so adjourned.

            3.3.3 Upon any sale made under or by virtue of this Section 3.3 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Encumbered Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness the net sales price after deducting therefrom the expenses of the sale, including a reasonable Trustee's fee and Trustee's attorneys' fees, and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

            3.3.4 No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Encumbered Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Deed of Trust upon the Encumbered Property or any part thereof, or any liens, titles, rights, powers or remedies of Beneficiary hereunder, but such liens, titles, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

            3.3.5 Beneficiary is authorized, but shall not be obligated, to cause Trustee to foreclose this Deed of Trust subject to the rights of any tenants of the Encumbered Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

            3.3.6 After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Beneficiary in connection with a sale, Beneficiary shall cause Trustee to apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the Default Rate then to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

            3.3.7 If any Event of Default occurs and is continuing, Beneficiary may, either with or without entry or taking possession of the Encumbered Property, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust or deeds to secure debt on real property and to sell, as an entirety or in separate lots or parcels, the Encumbered Property or any portion thereof pursuant to the laws of the State or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Secured Debt Documents; and (4) to pursue any other remedy available to it. Beneficiary may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

            3.3.8 The remedies described in this Section 3.3 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary may at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the UCC. Grantor agrees that Beneficiary's inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

      3.4 BENEFICIARY'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME.

            (a) If an Event of Default occurs and is continuing, Grantor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Encumbered Property, including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Grantor and its agents and employees wholly therefrom and may have joint access with Grantor to the books, papers and accounts of Grantor.

            (b) If an Event of Default has occurred and is continuing and Grantor shall for any reason fail to surrender or deliver the Encumbered Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary or Trustee the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of such property to Beneficiary or Trustee and Grantor hereby specifically consents to the entry of such judgment or decree. Grantor shall pay to Beneficiary or Trustee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary or Trustee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien, security title and security interest of this Deed of Trust.

            (c) Upon every such entering upon or taking of possession, Beneficiary may hold, store, use, operate, manage and control the Encumbered Property and conduct the business thereof, and, from time to time and without being under any duty to so act:

                  (1) make all necessary and proper maintenance, repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

                  (2) insure or keep the Encumbered Property insured;

                  (3) manage and operate the Encumbered Property and exercise all the rights and powers of Grantor in their name or otherwise with respect to the same;

                  (4) enter into agreements with others to exercise the powers herein granted Beneficiary and Trustee, all as Beneficiary or Trustee from time to time may determine; and shall apply the monies so received by Beneficiary in such priority as provided by the Secured Debt Documents to (1) the payment of interest and principal due and payable to the Beneficiary, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Encumbered Property or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee as allowed under this Deed of Trust; and (5) any other charges or costs required to be paid by Grantor under the terms of the Secured Debt Documents.

                  (5) rent or sublet the Encumbered Property or any portion thereof for any purpose permitted by this Deed of Trust.

            Beneficiary shall surrender possession of the Encumbered Property to Grantor (i) as may be required by law or court order, or (ii) when all amounts under any of the terms of the Secured Debt Documents, including this Deed of Trust, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      3.5 SEPARATE SALES. To the extent permitted by law or Governmental Authority, the Encumbered Property may be sold in one or more parcels and in such manner and order as Beneficiary or Trustee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

      3.6 WAIVER OF APPRAISEMENT, MORATORIUM, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Grantor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, moratorium, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Encumbered Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Grantor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Encumbered Property marshalled upon any foreclosure of the lien hereof and agrees that Beneficiary, Trustee or any court having jurisdiction to foreclose such lien may sell the Encumbered Property in part or as an entirety.

      3.7 RECEIVER. If an Event of Default occurs and is continuing, Beneficiary, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right, but shall not be obligated to, if it so elects to the appointment of a receiver to enter upon and take possession of the Encumbered Property and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. To the extent permitted by law, Beneficiary may have a receiver appointed without notice to Grantor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. To the extent permitted by law, Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by law, any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Encumbered Property and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the other Secured Debt Documents or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Secured Debt Documents. Beneficiary shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

      3.8 SUITS TO PROTECT THE ENCUMBERED PROPERTY. Beneficiary shall have the power and authority, but shall not be obligated, to institute and maintain any suits and proceedings as may be advisable (a) to prevent any impairment of the Encumbered Property by any acts which may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Encumbered Property, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest

      3.9 PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor, any Affiliate or any guarantor, co-maker or endorser of any of Grantor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled, but shall not be obligated, to file such proofs of claim or other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Grantor under the Secured Debt Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Grantor after such date.

      3.10 GRANTOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF MONIES BY BENEFICIARY.

            (a) In case of a foreclosure sale of all or any part of the Encumbered Property and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent permitted by law, the Secured Debtholders shall be entitled to enforce payment from Grantor of any additional amounts then remaining due and unpaid and to recover judgment against Grantor for any portion thereof remaining unpaid, with interest at the Default Rate.

            (b) Grantor hereby agrees to the extent permitted by law, that no recovery of any such judgment by the Secured Debtholders or other action by the Secured Debtholders and no attachment or levy of any execution upon any of the Encumbered Property or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Encumbered Property or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

            (c) Any monies collected or received by Beneficiary under this
Section 3.10 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of the Beneficiary and the Secured Debtholders, and the balance remaining shall be applied as provided in the Collateral Trustee Agreement.

      3.11 DELAY OR OMISSION; NO WAIVER. No delay or omission of Beneficiary or the Secured Debtholders to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other Secured Debt Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

      3.12 NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER. No waiver of any defaults hereunder shall extend to or affect any subsequent or any other defaults then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this Deed of Trust or any other Secured Debt Document; (d) releases any part of the Encumbered Property from the lien or security interest of this Deed of Trust or any other instrument securing the Obligations; (e) consents to the filing of any map, plat or replat of the Real Property or any part thereof; (f) consents to the granting of any easement on the Real Property; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Secured Debt Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Deed of Trust or any other Secured

Debt Document or otherwise of Grantor, or any subsequent purchaser of the Encumbered Property or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Encumbered Property, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Encumbered Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Secured Debt Document,
(i) in the case of any non-monetary default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

      3.13 DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry of judgment or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Beneficiary, then and in every such case Grantor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

      3.14 REMEDIES CUMULATIVE. Subject to the provisions of Section 4.17 hereof, no right, power or remedy, including without limitation remedies with respect to any security for the Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Secured Debt Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Secured Debt Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary may deem advisable.

      3.15 INTEREST AFTER EVENT OF DEFAULT. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Secured Debt Documents, including this Deed of Trust, may bear interest at the Default Rate until such Event of Default has been cured. Grantor's obligation to pay such interest shall be secured by this Deed of Trust.

      3.16 FORECLOSURE; EXPENSES OF LITIGATION. If Beneficiary or Trustee foreclose, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Beneficiary or Trustee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Encumbered Property or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Encumbered Property and the maintenance of the lien and security interest of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust or any other Secured Debt Document, the Encumbered Property or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

      3.17 DEFICIENCY JUDGMENTS. If after foreclosure of this Deed of Trust, there shall remain any deficiency with respect to any amounts payable under the Secured Debt Documents, including hereunder, or any amounts secured hereby, and Beneficiary may institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. Grantor waives any defense to Beneficiary's recovery against Grantor of any deficiency after any foreclosure sale of the Encumbered Property. To the extent permitted by law, Grantor expressly waives any defense or benefits that may be derived from any statute granting Grantor any defense to any such recovery by Beneficiary. In addition, Beneficiary and Trustee shall be entitled to recovery of all of its reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.16 above. This provision shall survive any foreclosure or sale of the Encumbered Property, any portion thereof and/or the extinguishment of the lien hereof.

      3.18 WAIVER OF JURY TRIAL. Beneficiary and Grantor each waive any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Deed of Trust or any other Secured Debt Document. Any such disputes shall be resolved in a bench trial without a jury.

      3.19 EXCULPATION OF BENEFICIARY. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Encumbered Property by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Encumbered Property, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Encumbered Property.

                              ARTICLE 4 - GENERAL

      4.1 DISCHARGE. When all of the Obligations shall have been paid in full, then this Deed of Trust and the lien and security interest created hereby shall be of no further force and effect, Grantor shall be released from the covenants, agreements and obligations of Grantor contained in this Deed of Trust and all right, title and interest in and to the Encumbered Property shall revert to Grantor. Beneficiary, at the request and the expense of Grantor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Grantor to evidence the discharge and satisfaction of this Deed of Trust and the release of Grantor from its obligations hereunder.

      4.2 NO WAIVER. The exercise of the privileges granted in this Deed of Trust to perform Grantor's obligations under the agreements which constitute the Encumbered Property shall in no event be considered or constitute a waiver of any right which Beneficiary may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

      4.3 EXTENSION, REARRANGEMENT OR RENEWAL OF OBLIGATIONS. It is expressly agreed that any of the Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Grantor rearranged or renewed, and that any part of the security herein described, or any other security for the Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Deed of Trust; and the lien and security interest granted by this Deed of Trust shall continue as a prior lien and security interest on all of the Encumbered Property not expressly so released, until the Obligations are fully paid and this Deed of Trust is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Obligations or any part thereof or the performance of any obligation or liability of Grantor whatever shall in any manner impair or affect the security given by this Deed of Trust; and all security for the payment of the Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

      4.4 FORCIBLE DETAINER. Grantor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Deed of Trust and applicable law if Grantor shall hold possession of the Encumbered Property or any part thereof, Grantor or the Persons so holding possession shall be guilty of trespass; and any such Person (including Grantor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Beneficiary or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

      4.5 WAIVER OF STAY OR EXTENSION. To the extent permitted to be waived by law, Grantor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Encumbered Property or any part thereof may or shall be situated, nor shall Grantor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Encumbered Property or any part thereof prior to any sale thereof to be made pursuant to any provision of this Deed of Trust or to a decree of any court of competent jurisdiction, nor after any such sale shall Grantor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Encumbered Property so sold or any part thereof; and Grantor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Encumbered Property or any part thereof, and covenants that Grantor shall not hinder or delay the execution of any power herein granted and delegated to Beneficiary but that Grantor shall permit the execution of every such power as though no such law had been made.

      4.6 NOTICES. Except where certified or registered mail notice is required by applicable law, any notice to Grantor or Beneficiary required or permitted hereunder shall be deemed to be given when given in the manner prescribed in the Collateral Trust Agreement.

      4.7 SEVERABILITY. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Deed of Trust is in conflict, or may hereafter be held to be in conflict, with the laws of the State or of the United States of America, this Deed of Trust shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

      4.8 APPLICATION OF PAYMENTS. In the event that any part of the Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Obligations, or in the event that the lien or security interest created by this Deed of Trust shall be invalid or unenforceable as to any part of the Obligations, then all payments on the Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Obligations which is not secured by this Deed of Trust and the unsecured portion of the Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Obligations.

      4.9 GOVERNING LAW. THIS DEED OF TRUST IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      4.10 AMENDMENTS. This Deed of Trust may be amended, supplemented or otherwise modified only by an instrument in writing signed by Grantor and Beneficiary.

      4.11 SUCCESSORS AND ASSIGNS. All terms of this Deed of Trust shall run with the land and bind each of Grantor and Beneficiary and their respective successors and assigns, and all Persons claiming under or through Grantor or Beneficiary, as the case may be, or any such successor or assign, and shall inure to the benefit of Beneficiary and Grantor, and their respective successors and assigns.

      4.12 RENEWAL, ETC. To the extent permitted under the other Secured Debt Documents, Beneficiary may, but shall not be obligated to, at any time and from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Encumbered Property or any other security, and grant such extensions and indulgences in relation to the Obligations as Beneficiary may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Encumbered Property; provided that nothing in this Section 4.12 shall grant Beneficiary the right to alter or modify the Deed of Trust without the consent of the Grantor unless otherwise specifically permitted in this Deed of Trust.

      4.13 FUTURE ADVANCES. It is understood and agreed that this Deed of Trust secures, among other things, (i) the Priority Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Grantor under the Priority Lien Documents; (ii) the Parity Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Grantor under the Parity Lien Documents; (iii) all Obligations under any other Priority Lien Debt or Parity Lien Debt; (iv) any sums advanced or expenses or costs incurred by Beneficiary or any Secured Debtholder, or by any receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate therein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; (v) any and all other indebtedness of Grantor to Beneficiary now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, where the indebtedness provides that it is secured hereby; and (vi) any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (i) through (iv) above, whether or not Grantor executes any extension agreement or renewal instrument, and that the lien of any such future advances shall relate to the date of this Deed of Trust.

      4.14 LIABILITY. Notwithstanding any provision in this Deed of Trust to the contrary, none of Beneficiary, Trustee or any Secured Debt Representative or any of their agents shall be liable for any error of judgment or act done in good faith, or be otherwise responsible or accountable under any circumstances whatsoever. None of Beneficiary, Trustee or any Secured Debt Representative or any of their agents shall be personally liable in case of entry by them, or anyone entering by virtue of the powers herein granted them, upon the Encumbered Property for debts contracted or liability or damages incurred in the management or operation of the Encumbered Property. Such persons shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. Beneficiary, Trustee or any Secured Debt Representative or any of their agents shall be entitled to reimbursement for expenses incurred by them in the performance of their duties hereunder and to reasonable compensation for such of their services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due hereunder and reimburse such parties for, and save them harmless against, any and all liability and expenses which may be incurred by them in the performance of their duties.

      4.15 SUCCESSOR TRUSTEE. Any Trustee may resign in writing addressed to Beneficiary or may be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of a Trustee, one or more successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of Applicable Law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustee, all the estate and title of the prior Trustee in all of the Encumbered Property, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to Trustee shall be deemed to refer to Trustee from time to time acting hereunder.

      4.16 ACTIONS OR ADVANCES BY BENEFICIARY OR TRUSTEE. Each and every covenant herein contained shall be performed and kept by Grantor solely at Grantor's expense. If Grantor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Beneficiary, or Trustee or any receiver appointed hereunder or under Applicable Law, may, but shall not be obligated to, take action and/or make advances to perform the same in Grantor's behalf, and Grantor hereby agrees to repay the expense of such action and such advances upon demand plus interest as set forth in the Collateral Trust Agreement. No such advance or action by Beneficiary, Trustee or any receiver appointed hereunder shall be deemed to relieve Grantor from any default hereunder.

      4.17 SEVERABILITY AND COMPLIANCE WITH USURY LAW. The Secured Debt Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Applicable Laws and Legal Requirements. If any provision of any of the Secured Debt Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of such provision to other persons or circumstances, nor the other instruments referred to hereinabove, shall be affected thereby, but rather shall be enforceable to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Grantor at all times to comply with the applicable State law governing the maximum rate or amount of interest payable on or in connection with the Obligations. If the Applicable Law is ever judicially interpreted so as to render usurious any amount called for under the Secured Debt Documents, or contracted for, charged, taken, reserved or received with respect to the extension of credit evidenced by the Secured Debt Documents or if acceleration of the maturity of the Obligations or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by law, then it is Grantor's express intent that all excess amounts theretofore collected by Beneficiary be credited on the principal balance due under the Secured Debt Documents (or, if the Secured Debt Documents have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Secured Debt Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary may not collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Obligations may, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling.

      4.18 RELEASE OF COLLATERAL. Notwithstanding any provision herein to the contrary, the Encumbered Property or any part thereof may be released from the security interest created by this Deed of Trust in accordance with the provisions of the Collateral Trust Agreement.

      4.19 TIME OF THE ESSENCE. Grantor acknowledges that time is of the essence in performing all of Grantor's obligations set forth herein.

      4.20 COUNTERPART EXECUTION. This Deed of Trust may be executed by the parties hereto in any number of counterparts (and be each of the parties hereof on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      4.21 WAIVER OF GRANTOR'S RIGHTS. BY EXECUTION OF THIS DEED OF TRUST AND BY INITIALING THIS SECTION 4.21, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTES AND THE POWER OF ATTORNEY GIVEN HEREIN TO BENEFICIARY TO SELL THE ENCUMBERED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION:

                              INITIALED BY GRANTOR:

                     ______________________________________


                        By:______________________________

      4.22 ATTORNEYS' FEES. Notwithstanding anything contained herein to the contrary, (i) "reasonable attorneys' fees" are not, and shall not be, statutory attorneys' fees under State law, (ii) if, under any circumstances Grantor is required hereunder to pay any or all of Beneficiary's attorneys' fees and expenses, Grantor shall be responsible only for actual legal fees and out of pocket expenses actually incurred by Beneficiary at customary hourly rates for the work done, and (iii) Grantor shall not be liable under any circumstances for additional attorneys' fees or expenses under the State law.

      4.23 FIXTURE FILING UNDER UNIFORM COMMERCIAL CODE. Grantor and Beneficiary agree, to the extent permitted by law, that: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Section 9-502 of the UCC; and (ii) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed and delivered as of the day and year first above written.

                                        GRANTOR:

                                        CALPINE CORPORATION, a Delaware
                                        corporation


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

THE STATE OF        ss.
                    ss.
COUNTY OF           ss.

      This instrument was acknowledged before me on _______________, 2003, by ___________________ of_____________, on behalf of such corporation.


                                        ________________________________________
                                        Notary Public, State of ________________
                                        My Commission Expires: _________________

                                        ________________________________________
                                                  Printed Name of Notary

THE STATE OF        ss.
                    ss.
COUNTY OF           ss.

      This instrument was acknowledged before me on _______________, 2003, by ___________________ of_____________, on behalf of such corporation.


                                        ________________________________________
                                        Notary Public, State of ________________
                                        My Commission Expires: _________________

                                        ________________________________________
                                                  Printed Name of Notary

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                  SEE ATTACHED.

                                    EXHIBIT B

                            DESCRIPTION OF EASEMENTS

               [legal descriptions to be inserted at a later date]